UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024 (March 25, 2024)

Q32 Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 999-0232

Homology Medicines, Inc.

One Patriots Park

Bedford, MA 01730

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of our wholly owned subsidiary, Q32 Bio Operations Inc. (formerly known as Q32 Bio Inc.), a Delaware corporation, or Legacy Q32, effectively became our agreements.

Subscription Agreement

On November 16, 2023, concurrently with the execution and delivery of the Agreement and Plan of Merger, dated as of November 16, 2023, or the Merger Agreement, by and among Homology Medicines, Inc., or Homology, Kenobi Merger Sub, Inc., a wholly owned subsidiary of Homology, or Merger Sub, and Legacy Q32, Legacy Q32 entered into a subscription agreement, or the subscription agreement, with certain accredited investors named therein, or the investors. Pursuant to the subscription agreement, immediately prior to consummation of the Merger, Legacy Q32 issued and sold an aggregate of 35,032,111 shares of its common stock at a purchase price of approximately $1.1989 per share, for an aggregate purchase price of approximately $42.0 million. We refer to this as the pre-closing financing.

The sale of the shares of Legacy Q32 common stock pursuant to the subscription agreement in the pre-closing financing was not registered under the Securities Act of 1933, as amended, or the Securities Act, and was exempt from registration pursuant to Section 4(a)(2) thereunder as a transaction not involving a public offering.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, the form of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the subscription agreement, on March 25, 2024, Legacy Q32 and the investors in the pre-closing financing entered into a registration rights agreement. Under the registration rights agreement, among other things, we agreed to register for resale certain shares of our common stock held by such investors from time to time, including shares of our common stock issued in the Merger in exchange for the shares of Legacy Q32 common stock issued in the pre-closing financing.

Pursuant to the registration rights agreement, we are obligated to prepare and file a shelf registration statement covering the resale of covered shares of our common stock within forty-five (45) calendar days following the closing of the Merger, subject to certain exceptions, pursuant to Rule 415 of the Securities Act. We also agreed to use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of the date that all registrable securities covered by such registration statement (a) have been sold, thereunder or pursuant to Rule 144 of the Securities Act, or Rule 144, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The registration rights agreement also provides that we will pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the registration rights agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Contingent Value Rights Agreement

On March 23, 2024, we entered into a Contingent Value Rights Agreement, or the CVR Agreement, with Equiniti Trust Company, LLC, or the Rights Agent, pursuant to which Homology’s common stockholders of record as of March 21, 2024 received one contingent value right, each a CVR, for each outstanding share of Homology common stock held by such stockholder on such date.

Each CVR represents the contractual right to receive payments from us upon the actual receipt by us or our subsidiaries of certain contingent proceeds derived from any cash consideration that is paid to us or our subsidiaries as a result of the sale, transfer, license, assignment or other divestiture, disposition or commercialization of any of our assets, rights and interests relating to our HMI-103, HMI-204, Capsids and AAVHSC Platform, including any equity interests held directly or indirectly by us in Oxford Biomedica Solutions, LLC or its affiliates, or OXB Solutions, pursuant to that certain Equity Securities Purchase Agreement, dated as of January 28, 2022, by and between Homology and OXB Solutions, or the Legacy Assets, and such disposition, a Legacy Asset Disposition, net of certain tax, transaction costs and certain other expenses.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and are not registered with the U.S. Securities and Exchange Commission, or the SEC. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in us or any of our affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the closing of the Merger, we entered into lock-up agreements with certain of our stockholders, directors and executive officers, including Jodie Morrison, Arthur Tzianabos, Mary Thistle, Bill Lundberg, David Grayzel, Diyong Xu, Isaac Manke, Kathleen LaPorte, Mark Iwicki, Jason Campagna, Lee Kalowski and Shelia Violette, which restrict transfer of their shares (other than any shares acquired in Legacy Q32’s pre-closing financing) for a period of 180 days following the closing date of the Merger, subject to certain limited exceptions.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Merger, on March 25, 2024, we entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advancement of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service as an officer or director of our company, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are filed hereto as Exhibits 10.6 and 10.7 and incorporated herein by reference.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of Q32 Bio Inc. (formerly known as Homology Medicine, Inc.), or the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements include, but are not limited to, any statements regarding the strategies, prospects, plans, expectations or objectives of management the Company for future operations, the progress, scope or timing of the development of the Company’s product candidates, the expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of the Company’s product candidates, including bempikibart and ADX-097, and anticipated milestones and timing therefor, the benefits that may be derived from any future products or the commercial or market opportunity with respect to any future products of the Company, the ability of the Company to protect its intellectual property rights, the anticipated operations, financial position, ability to raise capital to fund operations, revenues, costs or expenses of the Company, statements regarding future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements regarding the Merger, including the location and management of the Company, the percentage ownership of the Company, the contingent payments contemplated by the CVRs, the Company’s expected cash and the sufficiency of the Company’s cash, cash equivalents and short-term investments to fund operations into mid-2026, and any statement of assumptions underlying any of the foregoing.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this communication speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Business, Facilities and Legal Proceedings

The information set forth in Exhibit 99.3 hereto is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the combined company’s business and operations are described in Exhibit 99.2 hereto and are incorporated herein by reference.

Financial Information

Audited Financial Statements

The audited financial statements of the Company as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are set forth in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company and Homology as of and for the year ended December 31, 2023 and the related notes thereto are set forth in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2023 and 2022 is set forth in Exhibit 99.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Homology for the years ended December 31, 2023 and 2022 are included in Homology’s annual report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on March 13, 2024, and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger is included in Homology’s definitive proxy statement/prospectus included in the Registration Statement, or the Proxy Statement/Prospectus, in the sections entitled “Homology’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 352 and “Q32 Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 373, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 25, 2024 and reflects the 1-for-18 reverse stock split of our common stock effected March 25, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to the securities as well as any shares of common stock that the individual or entity has the right to acquire within 60 days of March 25, 2024 the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to them, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 11,929,528 shares of common stock outstanding as of March 25, 2024. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days, including upon the exercise of stock options and the vesting of restricted stock units.

These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

	Beneficial Ownership Prior to the Merger
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders:
OrbiMed Private Investments VII, LP (1)	2,252,987	18.89%
Entities affiliated with Atlas Venture (2)	2,092,106	17.54%
Abingworth Bioventures VII LP (3)	1,102,741	9.24%
Acorn Bioventures, L.P. (4)	803,425	6.73%
Bristol-Myers Squibb Company (5)	759,145	6.36%

Directors and Named Executive Officers:
Jason A. Campagna (6)	76,649	*
Jodie Morrison (7)	123,352	1.02%
Lee Kalowski (8)	16,901	*
Shelia M. Violette (9)	106,307	*
Mary Thistle (10)	5,596	*
Arthur Tzianabos (11)	120,820	1.00%
Bill Lundberg (12)	11,793	*
Kathleen LaPorte (13)	8,563	*
Mark Iwicki (14)	34,527	*
David Grayzel (15)	2,092,106	17.54%
Isaac Manke	—	—
Diyong Xu (16)	2,252,987	18.89%
All executive officers and directors as a group (12 persons)(17)	4,849,601	39.16%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of 2,252,987 shares of our common stock held by OrbiMed Private Investments VII, LP, or OPI VII. OrbiMed Capital VII LLC, or GP VII, is the general partner of OPI VII. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VII. By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have beneficial ownership over such shares. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. Diyong Xu, a member of Q32’s board of directors, is an employee of OrbiMed Advisors. Each of Dr. Gordon and Messrs. Borho, Neild, and Xu disclaim beneficial ownership of the shares held by OPI VII. The address for the OrbiMed entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(2)

Consists of (i) 864,261 shares of our common stock held by Atlas Venture Fund X, L.P., or Atlas X, (ii) 503,296 shares of our common stock held by Atlas Venture Opportunity Fund I, L.P., or Atlas Opportunity I, and (iii) 724,549 shares of our common stock held by Atlas Venture Opportunity Fund II, L.P., or Atlas Opportunity II. The general partner of Atlas X is Atlas Venture Associates X, L.P., or AVA X, and the general partner of AVA X is Atlas Ventures Associates X, LLC, or AVA X LLC. The general partner of Atlas Opportunity I is Atlas Venture Associates Opportunity I, L.P., or AVAO I, and the general partner of AVAO I is Atlas Venture Associates Opportunity I, LLC, or AVAO I LLC. The general partner of Atlas Opportunity II is Atlas Venture Associates Opportunity II, L.P., or AVAO II, and the general partner of AVAO II is Atlas Venture Associates Opportunity II, LLC, or AVAO II LLC. David Grayzel is a member of AVA X LLC, AVAO I LLC, and AVAO II LLC, and is a member of Q32’s board of directors. Each of AVA X, AVA X LLC, AVAO I, AVAO I LLC, AVAO II, AVAO II LLC, and Mr. Grayzel may be deemed to beneficially own the shares held by Atlas X, Atlas Opportunity I, and Atlas Opportunity II. Each of AVA X, AVA X LLC, AVAO I, AVAO I LLC, AVAO II, AVAO II LLC, and Mr. Grayzel expressly disclaim beneficial ownership of the securities owned by Atlas X, Atlas Opportunity I, and Atlas Opportunity II, except to the extent of its pecuniary interest therein, if any. The address for Atlas X, AVA X, AVA X LLC, Atlas Opportunity I, AVAO I, AVAO I LLC, Atlas Opportunity II, AVAO II, AVAO II LLC is 300 Technology Sq., 8th Floor, Cambridge, MA 02139.

(3)

Consists of 1,102,741 shares of our common stock held by Abingworth Bioventures VII LP, or ABV VII. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management, L.L.C., which is the sole member of Carlyle Genesis UK LLC. Carlyle Genesis UK LLC is the principal member of Abingworth LLP. ABV VII has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by ABV VII. As a result, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by ABV VII, but each disclaims such beneficial ownership. Voting and investment determinations with respect to the securities held by ABV VII are made by an investment committee of Abingworth LLP, which is comprised of Timothy Haines, Kurt von Emster, Bali Muralidhar and Andrew Sinclair. Each member of the investment committee disclaims beneficial ownership of the securities beneficially held by ABV VII.

(4)

Consists of 803,425 shares of our common stock held by Acorn Bioventures, L.P., or Acorn. The general partner of Acorn is Acorn Capital Advisors GP, LLC. Isaac Manke is a General Partner at Acorn and a member of Q32’s board of directors. The address for Acorn and Acorn Capital Advisors GP, LLC is 410 Lexington Ave, Suite 2626, New York, NY 10170.

(5)	Consists of 759,145 shares of our common stock held by Bristol-Myers Squibb Company, or BMS. The address for BMS is Route 206 & Province Line Road, Princeton, NJ 08543-4000.
(6)	Consists of 76,649 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.
(7)	Consists of 123,352 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.
(8)	Consists of 16,901 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.
(9)

Consists of (i) 36,277 shares of our common stock held by Violette Holdings LLC, or Violette Holdings, and (ii) 70,030 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024. The address of Violette Holdings is c/o Shelia Violette, 91 Simonds Road, Lexington, MA 02420.

(10)	Consists of 5,596 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.
(11)

Consists of (i) 7,154 shares of our common stock held by Dr. Tzianabos, and (ii) 113,666 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.

(12)

Consists of (i) 1,200 shares of our common stock held by Mr. Lundberg, and (ii) 10,593 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.

(13)

Consists of (i) 5,431 shares of our common stock held by The Kathleen D. LaPorte Revocable Trust, or the LaPorte Trust, and (ii) 3,132 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024. The address of the LaPorte Trust is c/o Kathleen D. LaPorte 30 Quail Ct, Portola Valley, CA 94028.

(14)	Consists of 34,527 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.
(15)

Consists of (i) 864,261 shares of our common stock held by Atlas Venture Fund X, L.P., or Atlas X, (ii) 503,296 shares of our common stock held by Atlas Venture Opportunity Fund I, L.P., or Atlas Opportunity I, and (iii) 724,549 shares of our common stock held by Atlas Venture Opportunity Fund II, L.P., or Atlas Opportunity II. The general partner of Atlas X is Atlas Venture Associates X, L.P., or AVA X, and the general partner of AVA X is Atlas Ventures Associates X, LLC, or AVA X LLC. The general partner of Atlas Opportunity I is Atlas Venture Associates Opportunity I, L.P., or AVAO I, and the general partner of AVAO I is Atlas Venture Associates Opportunity I, LLC, or AVAO I LLC. The general partner of Atlas Opportunity II is Atlas Venture Associates Opportunity II, L.P., or AVAO II, and the general partner of AVAO II is Atlas Venture Associates Opportunity II, LLC, or AVAO II LLC. David Grayzel is a member of AVA X LLC, AVAO I LLC, and AVAO II LLC, and is a member of Q32’s board of directors. Each of AVA X, AVA X LLC, AVAO I, AVAO I LLC, AVAO II, AVAO II LLC, and Mr. Grayzel may be deemed to beneficially own the shares held by Atlas X, Atlas Opportunity I, and Atlas Opportunity II. Each of AVA X, AVA X LLC, AVAO I, AVAO I LLC, AVAO II, AVAO II LLC, and Mr. Grayzel expressly disclaim beneficial ownership of the securities owned by Atlas X, Atlas Opportunity I, and Atlas Opportunity II, except to the extent of its pecuniary interest therein, if any. The address for Atlas X, AVA X, AVA X LLC, Atlas Opportunity I, AVAO I, AVAO I LLC, Atlas Opportunity II, AVAO II, AVAO II LLC is 300 Technology Sq., 8th Floor, Cambridge, MA 02139.

(16)

Consists of 2,252,987 shares of our common stock held by OrbiMed Private Investments VII, LP, or OPI VII. OrbiMed Capital VII LLC, or GP VII, is the general partner of OPI VII. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VII. By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have beneficial ownership over such shares. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. Diyong Xu, a member of Q32’s board of directors, is an employee of OrbiMed Advisors. Each of Dr. Gordon and Messrs. Borho, Neild, and Xu disclaim beneficial ownership of the shares held by OPI VII. The address for the OrbiMed entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(17)	Consists of (i) 4,849,601 shares of our common stock and (ii) 454,446 shares of our common stock underlying options which are exercisable or will become exercisable within 60 days of March 25, 2024.

Information about Directors and Executive Officers; Director Compensation and Director Independence; Executive Compensation

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger” beginning on page 395 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 429 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Homology common stock were historically listed on the Nasdaq Global Select Market under the symbol “FIXX.” On March 26, 2024, shares of Company common stock were listed on the Nasdaq Global Market under the symbol “QTTB.”

As of the closing and following the completion of the Merger and after giving effect to the reverse stock split effected on March 25, 2024, the Company had approximately 11,929,528 shares of common stock issued and outstanding held of record by approximately 205 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 29 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Homology’s Description of Capital Stock” beginning on page 434 and in the section entitled “Comparison of Rights of Holders of Homology Capital Stock and Q32 Capital Stock” beginning on page 438 is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

A description of the Company’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 208 and is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains the Company’s filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

The Company also makes available free of charge on or through its website at www.q32bio.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and the Company are inactive textual references and except as specifically incorporated by reference into this Current Report on Form 8-K, information on those websites is not part of this Current Report on Form 8-K.

If you would like to request documents from the Company, please send a request in writing or by telephone to the following address:

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

Attn: Investor Relations

(781) 999-0232

Email: IR@q32bio.com

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on March 15, 2024, Homology held a special meeting at which the Homology stockholders considered and approved, among other matters, the issuance of Homology common stock, which represented more than 20% of the shares of Homology common stock outstanding immediately prior to the Merger, to stockholders of Legacy Q32, pursuant to the terms of the Merger Agreement, and the change of control resulting from the Merger.

On March 24, 2023, Homology and Legacy Q32 entered into a waiver and consent in connection with the Merger, pursuant to which the parties agreed to waive the requirements set forth in (a) Section 2.5 of the Merger Agreement that (i) the record date for the Pre-Closing Distribution (as defined in the Merger Agreement) with respect to the CVRs shall be the close of business on the last Business Day (as defined in the Merger Agreement) prior to on which the effective time of the Merger occurs and (ii) the payment date for the Pre-Closing Distribution with respect to the CVRs shall be three Business Days after the effective time of the Merger, and (b) Section 1.1 of the Merger Agreement that a “Homology ITM Option” means each Homology Option (as defined in the Merger Agreement) with an exercise price per share less than the closing trading price of a share of Homology common stock on the last full trading day on which the Homology common stock is traded prior to the date on which the effective time of the Merger occurs. The parties also agreed that, (i) the record date for the Pre-Closing Distribution with respect to the CVRs would be March 21, 2024, (ii) the payment date for the Pre-Closing Distribution with respect to the CVRs would be March 27, 2024, and (iii) the reference price for the Homology ITM Option amount in the Q32 Exchange Ratio (as defined in the Merger Agreement) calculation would be March 21, 2024, in each case, subject to the closing of the Merger occurring on March 25, 2024.

On March 25, 2024, the parties to the Merger Agreement completed the merger of Merger Sub with and into Legacy Q32, with Legacy Q32 surviving as our wholly owned subsidiary, the Merger, and the other transactions contemplated thereby in accordance with the terms of the Merger Agreement, and our business became primarily the business conducted by Legacy Q32. We are now a clinical stage biotechnology company focused on developing novel biologics to effectively and safely restore healthy immune balance in patients with autoimmune and inflammatory diseases driven by pathological immune dysfunction. Effective at 4:05 p.m. eastern time on March 25, 2024, our company effected a reverse stock split at a ratio of 1:18, effective at 4:06 p.m. eastern time on March 25, 2024 the parties to the Merger Agreement consummated the Merger, and effective at 4:07 p.m. eastern time on March 25, 2024, our company changed its name from “Homology Medicines, Inc.” to “Q32 Bio Inc.”. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K, other than information incorporated by reference to other reports, reflect the reverse stock split.

In accordance with the terms and subject to the conditions of the Merger Agreement, (i) immediately prior to the effective time of the Merger, each share of Legacy Q32 preferred stock was converted into one share of Legacy Q32 common stock, and (ii) at the effective time of the Merger, (a) each outstanding share of Legacy Q32 common stock (excluding Legacy Q32 common stock issued in the Concurrent Financing, as described below) was converted into the right to receive a number of shares of the Homology common stock, calculated in accordance with the Merger Agreement, (b) each outstanding Legacy Q32 stock option and warrant that had not previously been exercised prior to the closing of the Merger was assumed by Homology and become an option or warrant, as applicable, to purchase a number of shares of Homology common stock and (c) the Legacy Q32 common stock issued in the Concurrent Financing (as defined in the Merger Agreement) was converted into the right to receive a number of shares of the Homology common stock calculated in accordance with the Merger Agreement, in each case, based on an exchange ratio of 0.0480. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code.

At the effective time of the Merger, we issued (or reserved for issuance upon exercise of options assumed in the Merger) an aggregate of approximately 9,830,284 shares of our common stock to Legacy Q32 securityholders (before eliminating fractions), calculated as provided in the Merger Agreement, or the Exchange, resulting in approximately 11,929,528 shares of our common stock being issued and outstanding immediately following the effective time of the Merger. This number includes shares of our common stock that we issued upon vesting and settlement of certain outstanding equity awards at the effective time of the Merger.

Under the exchange ratio formula in the Merger Agreement, immediately following the effective time of the Merger, the Legacy Q32 securityholders owned approximately 74.4% of the outstanding shares of the combined company’s common stock on a fully-diluted basis and securityholders of Homology as of immediately prior to the effective time of the Merger owned approximately 25.6% of the outstanding shares of the combined company’s common stock on a fully-diluted basis.

Upon closing of the Merger, we assumed the Legacy Q32 2017 Stock Incentive Plan, or the Legacy Q32 Plan, and each outstanding and unexercised option to purchase Legacy Q32 shares at such time, each of which converted into an option to purchase shares of our common stock, with necessary adjustments to the number of shares and exercise price to reflect the exchange ratio. In addition, upon the closing of the Merger, we assumed each outstanding and unexercised warrant to purchase Legacy Q32 shares at such time, each of which converted into a warrant to purchase shares of our common stock, with necessary adjustments to the number of shares and exercise price to reflect the Exchange. Immediately prior to the closing of the Merger, the outstanding principal and accrued but unpaid interest on Legacy Q32’s convertible notes was converted into 29,853,711 shares of Legacy Q32 common stock, each of which then converted into 1,433,412 shares of our common stock.

We registered the issuance of our common stock to Legacy Q32’s securityholders in the Merger on a Registration Statement on Form S-4, as amended (SEC File No. 333-276093), or the Registration Statement.

Effective March 26, 2024, our common stock began trading on The Nasdaq Capital Market on a post-reverse stock split, post-Merger basis under the ticker symbol “QTTB,” and is now represented by a new CUSIP number, 746964105.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by the full text of such warrants, copies of which is filed hereto as Exhibits 10.13 and 10.14 and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The audited financial statements of Legacy Q32 for the years ended December 31, 2023 and 2022 and the related notes thereto are filed as Exhibit 99.5 hereto and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Q32 for the years ended December 31, 2023 and 2022 is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Certain unaudited pro forma condensed combined financial information is filed as Exhibit 99.6 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On March 22, 2024, Legacy Q32 entered into an eighth amendment to that certain Loan and Security Agreement with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, or, as amended from time to time, the Loan Agreement. The eighth amendment extends the time Legacy Q32 has to receive certain specified unrestricted net proceeds to fulfill a milestone event from March 31, 2024 to May 31, 2024 and also extends the availability period during which Legacy Q32 can draw down on the tranche B term loan advance of $7.0 million from March 31, 2024 to May 31, 2024. On March 26, 2024, Q32 drew down the tranche B term loan advance of $7.0 million. The date changes were adjusted to align the milestone in the Loan Agreement with closing of the Merger.

The foregoing description of the eighth amendment to the Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

We held a special meeting of stockholders of Homology on March 15, 2024, or the Special Meeting. At the Special Meeting, our stockholders approved an amendment to our restated certificate of incorporation, or Charter, to effect the reverse stock split and to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares. Following the Special Meeting, our Board of Directors, or the Board, approved the combination of our outstanding shares of common stock at a ratio of 1:18. We filed a certificate of amendment to the Charter with the Secretary of State of the State of Delaware on March 25, 2024, which took effect on March 25, 2024, and following which each 18 shares of common stock issued and outstanding immediately prior thereto were automatically reclassified, combined, converted and changed into one share of our common stock, and which increased the number of authorized shares of our common stock to 400,000,000. Immediately following the reverse stock split, there were approximately 11,929,528 shares of our common stock issued and outstanding before eliminating fractional shares.

We did not issue any fractional shares as a result of the reverse stock split. Instead, any stockholder who would otherwise have been entitled to a fractional share as a result of the reverse stock split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of common stock multiplied by the closing trading price of a share of our common stock on The Nasdaq Stock Market LLC on March 25, 2024. The par value per share of common stock remains unchanged.

On March 25, 2024, we filed a second certificate of amendment to the Charter with the Secretary of State of the State of Delaware to change our name to “Q32 Bio Inc.”, which name change became effective on March 25, 2024.

The foregoing descriptions of the certificate of amendments to the Charter do not purport to be complete and are qualified in their entirety by reference to the full text of such amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 respectively, hereto and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Deloitte & Touche LLP, or Deloitte, served as our independent registered public accounting firm prior to completion of the Merger. On March 25, 2024, following the completion of the Merger, Deloitte was dismissed as our independent registered public accounting firm. The decision to dismiss Deloitte was approved by the Audit Committee of the Board.

The reports of Deloitte on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(1)(ii) of Regulation S-K (17 CFR § 229.304(a)(1)(ii) except for an explanatory paragraph regarding existence of substantial doubt about the Company’s ability to continue as a going concern in the report for the year ended December 31, 2023.

During our two most recent fiscal years and the subsequent period from January 1, 2024 to March 25, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Deloitte with a copy of the disclosures made in this Item 4.01 and requested Deloitte to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter to the SEC dated March 26, 2024 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Ernst & Young LLP, or E&Y, served as the independent registered public accounting firm of Legacy Q32 prior to the completion of the Merger. On March 25, 2024, following the completion of the Merger, the Audit Committee of the Board approved the appointment of E&Y as our independent registered public accounting firm.

During our two most recent fiscal years and the subsequent period from January 1, 2024 to March 25, 2024, we did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the Merger, Steven Gillis, Matthew R. Patterson, Jeffrey V. Poulton and Alise S. Reicin resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with our company relating to our operations, policies or practices.

Appointment of Directors

Effective upon the closing of the Merger on March 25, 2024, the Board was reconstituted as follows: (i) Arthur Tzianabos and Mary Thistle (designated by Homology), and (ii) Jodie Morrison, David Grayzel, Diyong Xu, Isaac Manke, Kathleen LaPorte, Mark Iwicki and Bill Lundberg (designated by Legacy Q32). The classification of the Board of Directors was confirmed as follows: Dr. Grayzel, Mr. Xu and Dr. Manke were appointed as Class I directors (terms expire at our 2025 annual meeting), Dr. Tzianabos, Ms. Morrison and Ms. LaPorte were appointed as Class II directors (terms expire at our 2026 annual meeting), and Ms. Thistle, Mr. Iwicki and Dr. Lundberg were appointed as Class III directors (terms expire at our 2027 annual meeting). In addition, Mark Iwicki was appointed Chairperson of the Board. Under the Nasdaq Listing Rules, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director The Board has determined that each of Mark Iwicki, David Grayzel, Bill Lundberg, Kathleen LaPorte, Isaac Manke, Mary Thistle and Diyong Xu qualify as “independent directors” as defined by the Nasdaq Listing Rules.

Immediately after the closing of the Merger on March 25, 2024, the Board reconstituted its various standing committees as follows:

Audit Committee

Ms. LaPorte, Ms. Thistle and Mr. Iwicki were appointed to the Audit Committee of the Board. Ms. LaPorte was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Mr. Iwicki, Dr. Lundberg and Dr. Manke were appointed to the Compensation Committee of the Board. Mr. Iwicki was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Ms. Thistle, Ms. LaPorte and Mr. Xu were appointed to the Nominating and Corporate Governance Committee of the Board. Ms. Thistle was appointed chair of the Nominating and Corporate Governance Committee.

In addition, immediately after the closing of the Merger on March 25, 2024, the Board formed a Research and Development committee as follows:

Research and Development Committee

Dr. Lundberg, Dr. Tzianabos and Dr. Grayzel were appointed to the Research and Development Committee of the Board. Dr. Lundberg was appointed as chair of the Research and Development Committee.

Each of the newly appointed directors’ biographical information is set forth below.

Jodie Morrison. Ms. Morrison, age 48, has served as our Chief Executive Officer and a member of the Board since completion of the Merger. Ms. Morrison previously served a member of Legacy Q32’s board of directors since September 2022. Ms. Morrison also previously served as the President and Chief Executive Officer of Q32, where she had been employed since September 2022. Prior to joining Legacy Q32, Ms. Morrison was a Venture Partner at Atlas Venture from July 2021 to September 2022, Chief Executive Officer of Cadent Therapeutics from January 2019 to March 2021, and Chief Executive Officer of Keryx Biopharmaceuticals from April 2018 until December 2018. Ms. Morrison has also served as an Advisor at Atlas Venture since January 2019. She also currently sits on the board of directors of Rectify Pharmaceuticals. She has previously served as the chair of the board at Ribon Therapeutics and held board positions at Aileron Therapeutics, Akebia and Keryx. Ms. Morrison received a certificate through the Greater Boston Executive Program at the MIT Sloan School of Management, a clinical research certification from Boston University School of Medicine, and B.A. in Neuroscience from Mount Holyoke College. We believes Ms. Morrison’s experience in the biopharmaceutical industry provides her with the qualifications and skills to serve on the Board.

Arthur O. Tzianabos, Ph.D. Dr. Tzianabos, age 60, previously served as the Chairman of the Board from September 2022 to March 2024, and has served as a member of the Board since April 2016. Dr. Tzianabos has served as Venture Partner at 5AM Ventures since September 2022. Dr. Tzianabos was Homology’s President and Chief Executive Officer from April 2016 to September 2022. Dr. Tzianabos joined Homology from OvaScience, Inc., a biotechnology company (which has since merged with and into Millendo Therapeutics, Inc.), where he served as President and Chief Scientific Officer from September 2013 to March 2016. Prior to OvaScience, Dr. Tzianabos spent eight years at Shire plc, a biotechnology company, where he served in positions of increasing responsibility, including Senior Director, Discovery Research, Vice President, Program Management and Senior Vice President and Head, Research and Early Development. From 1992 to 2005, Dr. Tzianabos was a faculty member at Harvard Medical School and maintained laboratories at the Channing Laboratory, Brigham and Women’s Hospital and the Department of Microbiology and Molecular Genetics at Harvard Medical School. Dr. Tzianabos has served as a director of Stoke Therapeutics, Inc., a public biotechnology company, since April 2018. Dr. Tzianabos previously served as chairman of the board of directors of Akouos, Inc., a public biotechnology company, from July 2018 until its acquisition by Eli Lilly in December 2022, and a director of BIND Therapeutics, Inc., a biotechnology company, from October 2015 until its acquisition by Pfizer in July 2016. Dr. Tzianabos holds a B.S. in Biology from Boston College and a Ph.D. in Microbiology from the University of New Hampshire, and completed a Post-Doctoral Fellowship in Immunology at Harvard Medical School. We believe that Dr. Tzianabos’ extensive academic and clinical experience, as well as his knowledge of the company and the industry, qualifies him to serve on the Board.

Mary Thistle. Ms. Thistle, age 64, has served as a member of the Board since 2018. Ms. Thistle has served as Special Advisor to the Bill & Melinda Gates Medical Research Institute, a non-profit biotech organization, from the fall of 2020 to June 2022, and previously served as the organization’s Chief of Staff from January 2018 to the fall of 2020. Prior to that, she held senior leadership positions at Dimension Therapeutics, Inc., a gene therapy company, including Chief Operating Officer from 2016 to 2017 and Chief Business Officer from 2015 to 2016. Prior to joining Dimension Therapeutics, Inc., she spent six years at Cubist Pharmaceuticals, Inc., a biopharmaceutical company, where she held various leadership positions, including Senior Vice President, Business Development from 2014 to 2015, Vice President, Business Development from 2012 to 2013 and Senior Director, Business Development from 2009 to 2012. Prior to that, she held various positions at ViaCell, Inc. and PerkinElmer Inc. Ms. Thistle has served on the board of directors of Alaunos Therapeutics, Inc., formerly known as Ziopharm Oncology, Inc. since November 2020, Entrada Therapeutics, Inc. since May 2021 and Vigil Neuroscience, Inc. since April 2022. Ms. Thistle holds a B.S. in Business and Accounting from the University of Massachusetts, Boston and is a former Certified Public Accountant. We believe that Ms. Thistle’s finance and business development background and industry experience qualifies her to serve on the Board.

Bill Lundberg, M.D. Dr. Lundberg, age 60, has served as a member of the Board since completion of the Merger. Dr. Lundberg previously served on Legacy Q32’s board of directors since December 2017. In addition to his role at Legacy Q32, Dr. Lundberg is the Chief Executive Officer, President, Principal Financial Officer and Director of Merus NV (NASDAQ: MRUS). Prior to that role, Dr. Lundberg has served as Chief Scientific Officer at CRISPR Therapeutics AG, a biotechnology company, from January 2015 until February 2018. Dr. Lundberg also served as Vice President and Head of Transitional Medicine at Alexion Pharmaceuticals, Inc. from February 2011 until January 2015. Prior to that position, Dr. Lundberg served as Director and Chief Medical Officer of Taligen Therapeutics, Inc., a biotechnology company, which was acquired by Alexion in 2011. Prior to Taligen, he held several senior roles in clinical drug development and medical affairs at Xanthus/Antisoma, Wyeth (now Pfizer), and Genzyme. Dr. Lundberg currently serves on the board of directors of the publicly traded life science company Vor Biopharma and Merus N.V. Dr. Lundberg holds an M.D. from Stanford University and M.B.A. from the University of Massachusetts. We believe Dr. Lundberg’s experience, expertise and leadership in the biopharmaceutical industry qualifies him to serve on the Board.

David Grayzel. Dr. Grayzel, age 56, has served as a member of the Board since completion of the Merger. Dr. Grayzel was a co-founder of Legacy Q32 and previously served as a member of Legacy Q32’s board of directors since 2017. Since joining Atlas in 2010, Dr. Grayzel has co-founded and served as chief executive officer of numerous companies including Arteaus Therapeutics acquired by Eli Lilly in 2014, Annovation Biopharma acquired by The Medicines Company in 2015, and was a founding board member of both Delinia acquired by Celgene in 2017, and Cadent Therapeutics acquired by Novartis in 2021. David is a co-founder and board member Vima Therapeutics, and also sits on the boards of Affinia Therapeutics, Aerovate Therapeutics (NASDAQ: AVTE), and TRIANA Biomedicines. He was previously a board director of Surface Oncology acquired by Coherus (NASDAQ: CHRS), Xilio Therapeutics (NASDAQ: XLO), and a board observer at Day One Biopharmaceuticals (NASDAQ: DAWN). Dr. Grayzel received his B.A. from Stanford University, M.D. from Harvard Medical School, and completed his internship and residency training in internal medicine at Massachusetts General Hospital. We believe Dr. Grayzel’s experience as an investor and board member in the life sciences industry, as well as his scientific and medical knowledge, provides him with the qualifications and skills to serve on the Board.

Diyong Xu. Mr. Xu, age 41, has served as a member of the Board since completion of the Merger. Mr. Xu previously served as a member of Legacy Q32’s board of directors since August 2020. Mr. Xu has also served as Principal of OrbiMed Advisors LLC since August 2012. Prior to joining OrbiMed, Mr. Xu worked for Lazard Freres & Co. in its Healthcare Investment Banking Group. Mr. Xu received his M.S. in Management Science and Engineering from Stanford University, M.S. in Molecular and Cellular Biology from Dartmouth College, and B.S. in Biology from Zhejiang University. We believe Mr. Xu’s experience in the life sciences industry provides him with the qualifications and skills to serve on the Board.

Isaac Manke. Dr. Manke, age 47, has served as a member of the Board since completion of the Merger. Dr. Manke previously served as a member of Legacy Q32’s board of directors since October 2020. Dr. Manke is currently a General Partner at Acorn Bioventures, where he focuses on investing in small cap public and private biotechnology companies. Prior to Acorn, Dr. Manke spent 11 years at New Leaf Venture Partners (NLV) through 2019. In addition to private venture investments, during his time at NLV, Dr. Manke also led the firm’s public investment activities. Dr. Manke has been a board member for several public and private biotechnology companies. Dr. Manke received a B.A. in Biology and a B.A. in Chemistry at Minnesota State University (Moorhead), and a Ph.D. in Biophysical Chemistry and Molecular Structure at the Massachusetts Institute of Technology, or MIT. We believe Dr. Manke’s experience in the life sciences industry provides him with the qualifications and skills to serve on the Board.

Kathleen LaPorte. Ms. LaPorte, age 62, has served as a member of the Board since completion of the Merger. Ms. LaPorte previously served as a member of Legacy Q32’s board of directors since July 2021. In addition to her role at Q32, Ms. LaPorte has served as a director of Phoenix Biotech Acquisition Corp. (NASDAQ: PBAX), Precipio Diagnostics (NASDAQ: PRPO), 89Bio (NASDAQ: ENTB), D2G Oncology and Elysium Therapeutics. Ms. LaPorte also serves as the chair of the audit committees of both Bolt Biotherapeutics and Precipio Diagnostics, since 2020 and 2019, respectively. Ms. LaPorte co-founded New Leaf Ventures, served as a General Partner of The Sprout Group from 1993 until 2005, and was Chief Business Officer and Chief Executive Officer of Nodality Inc from 2014 until 2016. Prior to her current roles, Ms. LaPorte served on the California Institute for Regenerative Medicine. Ms. LaPorte holds a B.S. degree in Biology from Yale University and a M.B.A. from the Stanford University Graduate School of Business. We believe Ms. LaPorte’s significant leadership experience in the biopharmaceutical industry provides her with the qualifications and skills to serve on the Board.

Mark Iwicki. Mr. Iwicki, age 57, has served as a member of the Board since completion of the Merger. Mr. Iwicki previously served as the Chairman of Legacy Q32’s board of directors since 2020. Mr. Iwicki currently serves as chairman and Chief Executive Officer of Kala Bio, Inc. Prior to this role, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc. or Civitas, a biopharmaceutical company from January 2014 until November 2014, as well as President and Chief Executive Officer of Blend Therapeutics, Inc., or Blend, a pharmaceutical company, from December 2012 until January 2014. Prior to Blend, Mr. Iwicki served as President and Chief Executive Officer of Sunovion Pharmaceuticals Inc., or Sunovion, a pharmaceutical company from October 2007 until June 2012. Prior to joining Sunovion, Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving as Executive Chairman of our Board of Directors, Mr. Iwicki also currently serves on the boards of Akero Therapeutics, Third Harmonic, Aerovate and Merus. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe Mr. Iwicki’s significant leadership and investment experience in the biopharmaceutical industry provides him with the qualifications and skills to serve on the Board.

Non-Employee Director Compensation

Following the closing of the Merger, each non-employee director will receive compensation for his or her service on the Board in accordance with our non-employee director compensation policy, which was amended and restated in connection with the closing of the Merger and now provides for the following cash and equity retainers:

•	an annual cash retainer of $40,000 for members of the Board (or $73,500 for the non-executive chair of the Board);

•	an additional annual cash retainer of $9,500 for service on the Audit Committee (or $19,000 for service as chair of the Audit Committee);

•	an additional annual cash retainer of $6,000 for service on the Compensation Committee (or $12,000 for service as chair of the Compensation Committee);

•

an additional annual cash retainer of $5,000 for service on the Nominating and Corporate Governance Committee (or $10,000 for service as chair of the Nominating and Corporate Governance Committee); and

•	an additional annual cash retainer of $5,000 for service on the Research and Development Committee (or $10,000 for service as chair of the Research and Development Committee).

In addition, upon initial election or appointment, each new non-employee director will be granted a non-statutory stock option with a value of up to $228,000 (as determined in accordance with the policy). The initial grant will vest one-third on the first anniversary of the grant date with the remainder in equal monthly installments over the following two years, subject to continued service through the applicable vesting date. On the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option with a value of $114,000. The annual grants will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to continued service through the applicable vesting date. These director grants are subject to full accelerated vesting upon the sale of our company. All of the foregoing stock options will be granted with a per share exercise price equal to the fair market value of a share of our common stock on the grant date have a 10 year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for services as a director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the full text of such policy, a copy of which is filed hereto as Exhibit 10.11 and is incorporated herein by reference.

In connection with the closing of the Merger, our directors, other than Ms. Morrison, received certain option grants as described below under “Closing Option Grants”.

Departure of Executive Officers

Immediately after closing of the Merger, Paul Alloway resigned as our President, Chief Operating Officer and Secretary and principal executive officer, and Charles Michaud, Jr. resigned as our Vice President, Corporate Controller and Treasurer and principal financial officer and principal accounting officer.

Appointment of Executive Officers

On March 25, 2024, the Board appointed Jodie Morrison as our Chief Executive Officer and principal executive officer, Lee Kalowski as our Chief Financial Officer and President and principal financial officer and principal accounting officer, Jason Campagna as our Chief Medical Officer, and Shelia Violette as our Chief Scientific Officer and President of Research.

There are no family relationships among any of our newly appointed executive officers. None of our newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed executive officers’ biographical information is set forth below.

Jodie Morrison. Ms. Morrison’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Lee Kalowski. M.B.A. Mr. Kalowski, age 43, has served as our Chief Financial Officer and President since completion of the Merger. Mr. Kalowski previously served as Legacy Q32’s Interim Chief Financial Officer since October 2023 and has also served as a consultant to the life sciences industry since October 2023. Prior to joining Q32, Mr. Kalowski served as Chief Financial Officer from July 2017 to June 2023 and as President from January 2019 to June 2023 of Bicycle Therapeutics. Previously, Mr. Kalowski was Chief Financial Officer of Tokai Pharmaceuticals. Prior to Tokai, Mr. Kalowski served in global biotechnology equity research at Credit Suisse, where he covered companies in the biopharmaceutical industry as a Senior Analyst. Mr. Kalowski received a B.A. in biology and economics from Union College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Jason A. Campagna, M.D., Ph.D. Dr. Campagna, age 54, has served as our Chief Medical Officer since completion of the Merger. Dr. Campagna previously served as the Chief Medical Officer of Legacy Q32, where he had been employed since March 2021. Prior to this role, Dr. Campagna was Chief Medical Officer at Intercept Pharmaceuticals from November 2019 to March 2021, and where he also served as Senior Vice President and Global NASH Lead from August 2016 to November 2019. From December 2020 to March 2023, Dr. Campagna served on the board of directors for Plantable Health. Dr. Campagna holds an M.D./Ph.D. in Molecular and Cellular Pharmacology from the University of Miami Miller School of Medicine and a B.S. in Biology from the University of Miami.

Shelia M. Violette, Ph.D. Dr. Violette, age 63, has served as our Chief Scientific Officer and President of Research since completion of the Merger. Dr. Violette previously served as the Chief Scientific Officer and President of Research of Legacy Q32, where she had been employed since September 2017. Prior to this role, Dr. Violette was an Entrepreneur in Residence at Atlas Venture from November 2016 to September 2017, and she has continued to serve as an Advisor since September 2017. From July 2016 to June 2021, Dr. Violette was an Adjunct Associate Professor at Yale University School of Medicine’s Department of Internal Medicine. Prior to that position, Dr. Violette held several senior roles in research at Biogen from March 2012 to October 2016. Dr. Violette currently serves on the Scientific Advisory Boards of Triveni Bio Inc., Morphic Therapeutics, Inc., Mediar Therapeutics Inc., and APIE Therapeutics Inc. Dr. Violette also served on the board of directors of Cytimmune Science from October 2021 to June 2023, and she was on the Scientific Advisory Boards of Scholar Rock Holding Corporation from April 2017 to December 2022, Enleofen Bio Pte Ltd from June 2017 to April 2020, and NuMedii, Inc. from February 2018 to February 2019. Dr. Violette holds a Ph.D. in Pharmacology from Yale University and a B.S. in Pharmacology from the Massachusetts College of Pharmacy.

Executive Employment Arrangements

Jodie Morrison

Effective as of the closing of the Merger, we entered into an employment agreement with Ms. Morrison, or the Morrison Employment Agreement, to serve as our Chief Executive Officer. The employment agreement provides for Ms. Morrison’s at-will employment and an annual base salary of $645,600, an annual bonus with a target amount equal to 55% of her base salary, as well as her ability to participate in the Company’s employee benefit plans generally. The Morrison Employment Agreement provides that if her employment is terminated either (i) by the Company without Cause (as defined therein) or (ii) by Ms. Morrison for Good Reason (as defined therein), within twelve months after a Change in Control (as defined in the therein), or the Change in Control Period, then Ms. Morrision will be entitled to receive, subject to signing a release, (i) a lump sum payment equal to 1.5 times the sum of (a) twelve months of base salary plus (b) the target bonus for the then-current year, (ii) COBRA health continuation for eighteen months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Morrison Employment Agreement also provides that if her employment is terminated either (i) by the Company without Cause or (ii) by Ms. Morrison for Good Reason outside the Change in Control Period, then Ms. Morrison will be entitled to receive, subject to signing a release, (a) a lump sum payment of twelve months of base salary and (b) COBRA health continuation for twelve months. The Morrison Employment Agreement contains a Section 280G partial clawback, in which Ms. Morrison is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments she would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Ms. Morrison becomes subject to excise tax imposed by Section 4999 of the Code.

Lee Kalowski

Effective as of the closing of the Merger, we entered into an employment agreement with Mr. Kalowski, or the Kalowski Employment Agreement, to serve as our Chief Financial Officer and President. The employment agreement provides for Mr. Kalowski’s at-will employment and an annual base salary of $565,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally. The Kalowski Employment Agreement provides that if his employment is terminated either (i) by the Company without Cause (as defined therein) or (ii) by Mr. Kalowski for Good Reason (as defined therein), within twelve months after a Change in Control (as defined in the therein), or the Change in Control Period, then Mr. Kalowski will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary and (b) the target bonus for the then-current year, (ii) COBRA health continuation for twelve months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Kalowski Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by Mr. Kalowski for Good Reason outside the Change in Control Period, then Mr. Kalowski will be entitled to receive, subject to signing a release, (a) a lump sum payment of twelve months of base salary and (b) COBRA health continuation for twelve months. The Kalowski Employment Agreement contains a Section 280G partial clawback, in which Mr. Kalowski is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Kalowski becomes subject to excise tax imposed by Section 4999 of the Code.

Jason Campagna

Effective as of the closing of the Merger, we entered into an employment agreement with Dr. Campagna, or the Campagna Employment Agreement, to serve as our Chief Medical Officer. The employment agreement provides for Dr. Campagna’s at-will employment and an annual base salary of $500,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally. The Campagna Employment Agreement provides that if his employment is terminated either (i) by the Company without Cause (as defined therein) or (ii) by Dr. Campagna for Good Reason (as defined therein), within twelve months after a Change in Control (as defined in the therein), or the Change in Control Period, then Dr. Campagna will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary and (b) the target bonus for the then-current year, (ii) COBRA health continuation for twelve months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Campagna Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by Dr. Campagna for Good Reason outside the Change in Control Period, then Dr. Campagna will be entitled to receive, subject to signing a release, (a) a lump sum payment of nine months of base salary and (b) COBRA health continuation for nine months. The Campagna Employment Agreement contains a Section 280G partial clawback, in which Dr. Campagna is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Dr. Campagna becomes subject to excise tax imposed by Section 4999 of the Code.

Shelia M. Violette

Effective as of the closing of the Merger, we entered into an employment agreement with Dr. Violette, or the Violette Employment Agreement, to serve as our Chief Scientific Officer and President of Research. The employment agreement provides for Dr. Violette’s at-will employment and an annual base salary of $455,000, an annual bonus with a target amount equal to 40% of her base salary, as well as her ability to participate in the Company’s employee benefit plans generally. The Violette Employment Agreement provides that if her employment is terminated either (i) by the Company without Cause (as defined therein) or (ii) by Dr. Violette for Good Reason (as defined therein), within twelve months after a Change in Control (as defined in the therein), or the Change in Control Period, then Dr. Violette will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary and (b) the target bonus for the then-current year, (ii) COBRA health continuation for twelve months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Violette Employment Agreement also provides that if her employment is terminated either (i) by the Company without Cause or (ii) by Dr. Violette for Good Reason outside the Change in Control Period, then Dr. Violette will be entitled to receive, subject to signing a release, (a) a lump sum payment of (i) twelve months of base salary and (ii) the target bonus for the then-current year, (b) COBRA health continuation for twelve months and (c) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Violette Employment Agreement contains a Section 280G partial clawback, in which Dr. Violette is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments she would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Dr. Violette becomes subject to excise tax imposed by Section 4999 of the Code.

The above descriptions of the employment related agreements for Ms. Morrison, Mr. Kalowski, Dr. Campagna and Dr. Violette do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Ms. Morrison, Mr. Kalowski, Dr. Campagna and Dr. Violette included as Exhibits 10.15, 10.16, 10.17 and 10.18 to this Current Report on Form 8-K, which are incorporated herein by reference.

2017 Stock Option and Grant Plan

We assumed, effective as of the closing of the Merger, the 2017 Stock Option and Grant Plan of Legacy Q32, or the 2017 Plan, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the 2017 Plan.

2024 Stock Option and Incentive Plan

At the Special Meeting, our stockholders considered and approved the 2024 Stock Option and Incentive Plan, or the 2024 Plan, which became effective at the closing of the Merger and following the reverse stock split. As of the effective time of the Merger, there were 2,839,888 shares of the Company’s common stock available for grant under the 2024 Plan which number does not reflect any options previously granted under the 2017 Plan or granted to certain officers and directors immediately following the closing of the Merger (including as described in Section 5.02 of this Current Report on Form 8-K). In addition, the number of shares initially reserved and available for issuance under the 2024 Plan will automatically increase each January 1, beginning on January 1, 2025, by 5% of the outstanding number of shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

A more complete summary of the terms of the 2024 Plan is set forth in the Proxy statement/Prospectus under the section titled “Proposal 5: Approval of the 2024 Stock Option and Incentive Plan” and is incorporated by reference herein. That summary and the foregoing description of the 2024 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2024 Plan, forms of option grant notice and option agreement and forms of restricted stock unit grant notice and unit award agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.9 hereto and are incorporated herein by reference.

2024 Employee Stock Purchase Plan

At the Special Meeting, our stockholders considered and approved the 2024 Employee Stock Purchase Plan, or the 2024 ESPP, which became effective at the closing of the Merger and following the reverse stock split. As of the effective time of the Merger, there were 120,836 shares of the Company’s common stock reserved for issuance under the 2024 ESPP. In addition, the number of shares initially reserved and available for issuance under the 2024 ESPP will automatically increase each January 1, beginning on January 1, 2025, by the lesser of a number of shares equal to 241,677, 1% of the outstanding number of shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

A more complete summary of the terms of the 2024 ESPP is set forth in the Proxy statement/Prospectus under the section titled “Proposal 6: Approval of the 2024 Employee Stock Purchase Plan” and is incorporated by reference herein. That summary and the foregoing description of the 2024 ESPP do not purport to be complete and are qualified in their entirety by reference to the text of the 2024 ESPP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.10 hereto and are incorporated herein by reference.

Senior Executive Cash Incentive Bonus Plan

On March 25, 2024, we adopted a Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by the Compensation Committee. The performance targets may be related to financial and operational measures or objectives with respect to us and/or any of our subsidiaries, or corporate performance goals, as well as individual performance objectives.

The Compensation Committee may select corporate performance goals from among the following: developmental, publication, clinical or regulatory milestones; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; economic value-added; acquisitions, licenses or strategic transactions; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; total stockholder return; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention, and recruiting and other human resources matters; operating income and/or net annual recurring revenue; or any other performance goal selected by the Compensation Committee any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable).

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each executive officer at the beginning of each performance period. The corporate performance goals will be measured at the end of each performance period. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but no later than March 15 following the end of the fiscal year in which such performance period ends (for corporate performance goals established and measured on a basis more frequently than annually) or two and one-half months after the end of the fiscal year in which such performance period ends (for corporate performance goals established and measured on an annual or multi-year basis), in each case unless otherwise determined by the Compensation Committee. Subject to the rights contained in any agreement between the executive officer and us or unless otherwise determined by the Compensation Committee, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan will also permit the Compensation Committee to approve additional bonuses to executive officers in its sole discretion.

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is filed hereto as Exhibit 10.12 and is incorporated herein by reference.

Closing Option Grants

In connection with the closing of the Merger, the Compensation Committee recommended, and the Board approved upon such recommendation, option grants to certain of our employees, including Jodie Morrison (our new Chief Executive Officer and principal executive officer), Lee Kalowski (our new Chief Financial Officer and President and principal financial officer and principal accounting officer), Jason Campagna (our new Chief Medical Officer) and Shelia Violette (our new Chief Scientific Officer and President of Research). As a result, on March 25, 2024, Ms. Morrison received an option grant to purchase 394,445 shares of our common stock, Mr. Kalowski received an option grant to purchase 161,323 shares of our common stock, Dr. Campagna received an option grant to purchase 70,687 shares of our common stock and Dr. Violette received an option grant to purchase 56,413 shares of our common stock, each with an exercise price per share equal to the closing price per share of our common stock as reported on The Nasdaq Capital Market on such date (as adjusted for the 1-for-18 reverse stock split of our common stock effected on such date). The shares subject to these option grants will vest 25% on the first anniversary of the grant date, and thereafter the remaining 75% of the shares will vest in equal monthly installments over the following three years, in each case subject to the recipient’s continuous service through the applicable vesting dates, such that the options are vested in full on the four-year anniversary of the grant date.

In addition, in connection with the closing of the Merger, the Compensation Committee recommended, and the Board approved upon such recommendation, certain option grants to our directors, other than Ms. Morrison. As a result, on March 25, 2024, Mark Iwicki received an option grant to purchase 25,534 shares of our common stock, and each of Arthur Tzianabos, Bill Lundberg, David Grayzel, Diyong Xu, Isaac Manke, Kathleen LaPorte and Mary Thistle received an option grant to purchase 12,767 shares of our common stock, in each case, with an exercise price per share equal to the closing price per share of our common stock as reported on The Nasdaq Capital Market on such date (as adjusted for the 1-for-18 reverse stock split of our common stock effected on such date). The shares subject to these option grants will vest 1/3 on the first anniversary of the grant date, and thereafter the remaining 2/3 of the shares will vest in equal monthly installments over the following two years, in each case subject to the recipient’s continuous service through the applicable vesting dates, such that the options are vested in full on the three-year anniversary of the grant date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Merger, we ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the closing of the Merger. A description of the Merger and the terms of the Merger Agreement are included in the Proxy statement/Prospectus in the section entitled “Proposal No. 1—Approval of the Issuance of Common Stock in the Merger and the Change of Control Resulting from the Merger” beginning on page 235 of the Proxy statement/Prospectus. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On March 25, 2024, we issued a press release announcing, among other things, the closing of the Merger. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Legacy Q32 for the years ended December 31, 2023 and 2022 and the related notes thereto are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

The audited consolidated financial statements of Homology as of and for the years ended December 31, 2023 and 2022 and the related notes are included in Homology’s annual report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on March 13, 2024, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company and Homology as of and for the year ended December 31, 2023 and the related notes thereto is filed hereto as Exhibit 99.6 is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of November 16, 2023, by and among Homology Medicines, Inc., Kenobi Merger Sub, Inc. and Q32 Bio Inc. (incorporated by reference to Exhibit 2.1 to Homology Medicine, Inc.’s Registration Statement on Form S-4 (File No. 333-276093) filed with the Securities and Exchange Commission on December 18, 2023).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—reverse stock split and authorized share increase, dated March 25, 2024

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—name change, dated March 25, 2024

10.1*	Subscription Agreement, dated November 16, 2023, by and among Q32 Bio Operations Inc. (formerly Q32 Bio Inc.) and certain parties thereto.

10.2*	Registration Rights Agreement, dated March 25, 2024, by and among Q32 Bio Operations Inc. (formerly Q32 Bio Inc.) and certain parties thereto.

10.3	Form of Lock-Up Agreement.

10.4	Contingent Value Rights Agreement dated March 23, 2024, by and between Homology Medicines Inc. and Equiniti Trust Company, LLC.

10.5*	Consent and Eighth Amendment to Loan and Security Agreement, by and between Q32 Bio, Inc. and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, dated March 21, 2024.

10.6	Form of Indemnification Agreement for Officers of Q32 Bio Inc.

10.7	Form of Indemnification Agreement for Directors of Q32 Bio Inc.

10.8+	Q32 Bio Inc. 2017 Stock Incentive Plan, and form of award agreements thereunder.

10.9+	Q32 Bio Inc. 2024 Stock Option and Incentive Plan, and form of award agreements thereunder.

10.10+	Q32 Bio Inc. 2024 Employee Stock Purchase Plan.

10.11+	Q32 Bio Inc. Non-Employee Director Compensation Policy.

10.12+	Q32 Bio Inc. Senior Executive Cash Incentive Bonus Plan.

10.13	Q32 Bio Inc. Warrant to Purchase Common Stock dated December 11, 2020.

10.14	Q32 Bio Inc. Warrant to Purchase Common Stock dated July 12, 2023.

10.15+	Employment Agreement between Q32 Bio Inc. and Jodie Morrison, dated March 25, 2024.

10.16+	Employment Agreement between Q32 Bio Inc. and Lee Kalowski, dated March 25, 2024.

10.17+	Employment Agreement between Q32 Bio Inc. and Jason Campagna, dated March 25, 2024.

10.18+	Employment Agreement between Q32 Bio Inc. and Shelia Violette, dated March 25, 2024.

16.1	Letter from Deloitte & Touche LLP dated March 26, 2024.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Q32 Bio Inc.

99.1	Press release issued on March 25, 2024.

99.2	Risk Factors of Q32 Bio Inc.

99.3	Business Section of Q32 Bio Inc.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations Q32 Bio Operations Inc. (formerly Q32 Bio Inc.) for the years ended December 31, 2023 and 2022.

99.5	Audited financial statements of Q32 Bio Operations Inc. (formerly Q32 Bio Inc.) for each of the years ended December 31, 2023 and 2022.

99.6	Unaudited pro forma condensed combined financial information of Q32 Bio Inc. and Q32 Bio Operations Inc. (formerly Q32 Bio Inc.) for the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan
#	Filed previously
*

Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) or 601(a)(5), as applicable, of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 BIO INC.

Date: March 26, 2024	By:	/s/ Jodie Morrison
	Name:	Jodie Morrison
	Title:	Chief Executive Officer